UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022 (July 20, 2022)

ServiceSource International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, 25th Floor

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

(720) 889-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of ServiceSource International, Inc., a Delaware corporation (the “Company”) held on July 20, 2022 (the “Special Meeting”), 78,716,385 of the 100,261,386 shares of common stock outstanding as of June 13, 2022, the record date, were present at the meeting virtually/via webcast or represented by proxy, constituting 78.5% of the outstanding shares entitled to vote and a valid quorum. The Company’s stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of May 6, 2022 (the “Merger Agreement”), by and among the Company, Concentrix Corporation, a Delaware corporation (“Parent”), and Concentrix Merger Sub Inc., a Delaware corporation (“Acquisition Sub”). The Merger Agreement provides that, subject to its terms and conditions, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Upon completion of the Merger, the Company will no longer be publicly held, and the Company’s common stock will be delisted from The Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended. The stockholders of the Company voted on the following proposals at the Special Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 17, 2022:

Proposal 1.	To adopt the Merger Agreement (the “Merger Proposal”);

Proposal 2.	To approve, on a non-binding advisory basis, the compensation that will or may become payable by Company to its named executive officers in connection with the Merger (the “Non-Binding Compensation Proposal”); and

Proposal 3.	To approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Each of Proposal 1 and Proposal 3 was approved by the requisite vote of stockholders of the Company. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because stockholders of the Company approved Proposal 1. Stockholders of the Company approved, on a non-binding, advisory basis, Proposal 2. The voting results for each of these proposals are detailed below (rounded down to the nearest whole share).

1. Vote to approve the Merger Proposal.

For	Against	Abstained	Broker Non-votes
78,267,989	31,988	416,407	0

The stockholders voted to approve the Merger Agreement.

2. Vote to approve the Non-Binding Compensation Proposal.

For	Against	Abstained	Broker Non-votes
76,951,079	754,670	1,010,635	0

The stockholders voted to approve the non-binding advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

3. Vote to approve the Adjournment Proposal.

For	Against	Abstained	Broker Non-votes
76,923,351	1,220,266	572,767	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2022	SERVICESOURCE INTERNATIONAL, INC.

	By:	/s/ Megan Fine
		Name:	Megan Fine
		Title:	General Counsel